                                    EXHIBIT 5


                         MANATT, PHELPS & PHILLIPS, LLP
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064
                                 (310) 312-4000
                               FAX: (310) 312-4224

January 25, 2001

Board of Directors
East West Bancorp. Inc.
415 Huntington Drive
San Marino, California 91108

         Re:      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of 512,707 shares of common stock, par value $.001 per share (the "Common Stock"), of East West Bancorp, Inc. (the "Company"). As special counsel to the Company, we have reviewed such legal matters as we have deemed appropriate for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Agreement and Plan of Reorganization among East West Bancorp, Inc., East West Bank and Prime Bank dated November 2, 2000, be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

     We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the heading "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

     This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                        Sincerely,


                                        /s/ MANATT, PHELPS & PHILLIPS, LLP
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                                        Manatt, Phelps & Phillips, LLP